UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2005
UNICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51461	04-3174345

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Reservoir Place North, 170 Tracer Lane, Waltham, Massachusetts	02451-1379

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 Asset Purchase Agreement
EX-99.1 Press Release issued by Unica Corporation

Item 1.01. Entry into a Material Definitive Agreement
     On December 20, 2005, we entered into an Asset Purchase Agreement, or the Purchase Agreement, with MarketSoft Software Corporation and Robert G. Hiss, as Stockholder Representative, pursuant to which we acquired certain assets of MarketSoft, a provider of lead management and event-detection software and services, in exchange for $7,250,000 in cash and the assumption of specified liabilities of MarketSoft, effective as of December 20, 2005.
     The acquired assets consist of all of the assets, properties and rights of MarketSoft, other than specified excluded assets. The acquired assets include:
•	all trade and other accounts receivable and notes and loans receivable or payable to MarketSoft;

•	all inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items;

•	all computers, machinery, equipment and other tangible personal property;

•	all intellectual property, including all patents, trademarks, service marks, trade names, copyrights, computer software, data and documentation, inventions, trade secrets and confidential business information, manufacturing and product processes and techniques, research and development information, pricing and cost information and customer and supplier lists and information;

•	all rights under any contracts, agreements or instruments to which MarketSoft is a party; and

•	certain prepaid royalties and all prepaid maintenance;
The assets excluded from the transaction primarily consisted of cash, short-term investments, deposits, interest receivable, bank accounts and certain leases.
     Pursuant to the Purchase Agreement, $800,000 of the purchase price is to be held in escrow for one year following the consummation of the acquisition to secure the indemnification obligations of MarketSoft under the Purchase Agreement. The indemnification obligations of MarketSoft under the Purchase Agreement are limited to an aggregate of $2,000,000. In addition, a total of $1,125,000 of the purchase price is to be held in a separate escrow account until we receive certain payments under a specified customer contract of MarketSoft.
     The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     A copy of the press release issued by us on December 20, 2005 with respect to the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 2.01. Completion of Acquisition or Disposition of Assets
     As described above in Item 1.01, on December 20, 2005, we acquired certain assets of MarketSoft in exchange for $7.25 million in cash and the assumption of specified liabilities of MarketSoft. The description of this transaction set forth in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

To be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

To be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

The following Exhibit 10.1 is filed with this Current Report. The following Exhibit 99.1 shall be deemed to be furnished and not filed:

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of December 20, 2005, by and among Unica Corporation, MarketSoft Software Corporation and Robert G. Hiss, as Stockholder Representative.

99.1	Press release issued by Unica Corporation on December 20, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICA CORPORATION

Date: December 22, 2005	By:	/s/ Richard M. Darer

Richard M. Darer
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of December 20, 2005, by and among Unica Corporation, MarketSoft Software Corporation and Robert G. Hiss, as Stockholder Representative.

99.1	Press release issued by Unica Corporation on December 20, 2005.